                                                                    Exhibit 10.7

[LOGO] AEROSONIC

                           SUPPLEMENTAL PENSION PLAN

This supplemental pension plan (the "Plan"), made as of this 1st day January, 2004, by and between Aerosonic Corporation, a Delaware corporation (the "Company"), and William C. Parker (the "Retiree") residing at 2546 Knotty Pine Way, Clearwater, FL 33761.

WHEREAS, the Company wishes to provide the Retiree with a guaranteed pension for the retiree for over thirty-five years of service to the Company.

NOW, THEREFORE, the Company and Retiree hereby agree as follows:

Duration of Agreement. Upon execution of this document, the agreement shall be for a period of three years and can be renewed upon mutual agreement of the parties and approval of the Board of Directors of Aerosonic Corporation.

Compensation of Retiree. During the term of this agreement, the Retiree shall receive a guaranteed monthly pension payment in the amount of $4,166.67 in US dollars.

Termination of Plan. This Plan shall terminate upon the expiration date being three years from date of execution of the Plan, the death of the Retiree, or a good faith determination by the Board of Directors of the Company that the Retiree has been guilty of willful misconduct materially affecting the Company or its public image.

Assignment. This Plan may not be assigned without prior written consent of the parties hereto, except that the Company may assign this Plan: (i) to any of the Company's divisions, subsidiaries or affiliates or (ii) upon the Retiree's prior consent, which consent shall not be unreasonably withheld, to any assignee, licensee or purchaser of the Company.

Notices. Any notice or other communication given or rendered hereunder by either party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to the Company, addressed to the Company at 1212 N. Hercules Avenue, Clearwater, FL 33765, Attention: David A. Baldini or his designee, and if to the Retiree, addressed to the Retiree at his residence address as set forth above.

IN WITNESS WHEREOF, this Plan has been executed by the parties hereto as of the date first above written.

Retiree:                                Company:


/s/ William C. Parker                  /s/ David A. Baldini
------------------------------------   -----------------------------------------
William C. Parker                      David A. Baldini
                                       President
                                       Chief Executive Officer